NEWS RELEASE

TimkenSteel Corporation Announces
First-Quarter 2015 Results;
Reports Earnings Per Share of $0.15

•	Net sales of $388.7 million is flat to prior-year quarter.

•	Reported earnings per share of $0.15, a 76.1 percent decrease over adjusted(1) prior-year quarter.

•	Paid quarterly dividend of $0.14 per share.

•	Opened advanced technology center in Canton, Ohio.

CANTON, Ohio: April 30, 2015 - TimkenSteel (NYSE: TMST, timkensteel.com), a leader in customized alloy steel products and services, today reported first-quarter net income of $6.9 million on net sales of $388.7 million.
“We saw increased volume in the first quarter compared with this time last year, although our earnings did not benefit from the higher volume due largely to pricing conditions in the scrap market,” said Ward J. “Tim” Timken, Jr., chairman, CEO and president. “Ferrous metal scrap prices dropped sharply due to the strong dollar, fewer exports, increased supply and other factors. Current market indicators point to scrap prices beginning to hit bottom.
“Our mobile business continues to be strong, but our order book reflects a steeper drop in oil and gas demand and its related impact on industrial end markets,” said Timken. “We formed this company in 2014 with the right structure to support the business and a unique model that delivers value to customers through our problem-solving innovation and superior quality. As the external environment has changed, we're reducing costs on an annualized basis by about $25 million across the company while continuing to pursue our strategy.”
As part of its strategy to expand leadership in profitable niche markets that require specialized steel for demanding applications, the company opened an advanced technology center in Canton, Ohio, during the quarter. The technology center houses capabilities that are

(1) Please see discussion of non-GAAP financial measures at the end of this press release.

NEWS RELEASE / Page 2

unique in the North American special bar quality (SBQ) market and focused on improving customers’ application performance.

FIRST-QUARTER 2015 FINANCIAL SUMMARY

First-quarter net sales decreased $0.8 million or 0.2 percent year over year and 4.8 percent sequentially.

•	Ship tons were approximately 271,000, an increase of 8.4 percent over the first quarter of 2014 and 0.3 percent sequentially.

•	Favorable demand in the industrial and automotive end markets primarily drove the increased shipments over first-quarter 2014 and sequentially.

•	Demand for energy-related products was flat compared with the first quarter of 2014. Sequentially, energy was down, driven largely by an approximately 50 percent drop in U.S. rig count.

•	Surcharge revenue of $75.2 million decreased 16.0 percent from the prior-year quarter and 19.6 percent from the fourth quarter of 2014.

EBIT was $11.2 million, a 75.2 percent decrease compared to adjusted EBIT(1) for the same period a year ago and a 51.9 percent decrease sequentially.

•	First-quarter EBIT was unfavorable primarily due to timing related to raw material spread and manufacturing costs, partially offset by LIFO income.

•	Timing -related costs and $2 million of vertical caster depreciation drove higher manufacturing costs in first-quarter 2015 over first-quarter 2014.

•	Sequentially, EBIT was unfavorable due largely to timing related to raw material spread and fixed-cost deleveraging because of lower melt tons.

•	Melt utilization was 66 percent for the quarter, compared with 65 percent in first-quarter 2014 and 74 percent in fourth-quarter 2014.

(1) Please see discussion of non-GAAP financial measures at the end of this press release.

NEWS RELEASE / Page 3

BUSINESS SEGMENT FIRST-QUARTER RESULTS

Industrial and Mobile Segment

•	Net sales of $233.5 million, including lower surcharges of $8.1 million, increased 0.7 percent over first-quarter 2014, driven primarily by demand in the industrial market sector.

•
First-quarter EBIT margin of 1.9 percent is 850 basis points (bps) lower than the prior-year first-quarter adjusted margin(1) of 10.4 percent, due primarily to unfavorable timing impact related to raw material spread and higher manufacturing costs.

Energy and Distribution Segment

•
Net sales of $155.2 million, including lower surcharges of $6.4 million, represents a 1.6 percent decrease over the first quarter of the prior year, driven primarily by unfavorable product mix offset by continued growth in demand in the industrial end markets.

•
First-quarter EBIT margin of 3.0 percent is 1,290 bps lower than prior-year first-quarter adjusted margin(1) of 15.9 percent, driven by unfavorable product mix, timing impact related to raw material spread and higher manufacturing costs.

(1) Please see discussion of non-GAAP financial measures at the end of this press release.

NEWS RELEASE / Page 4

OUTLOOK

Guidance

Second Quarter 2015 Revenue	·	Industrial & Mobile
		·	Shipments to be similar to first-quarter 2015
		·	Automotive demand to remain strong
		·	Industrial end markets weakening due to impacts from declining oil prices
	·	Energy & Distribution
		·	Shipments to be about half of first-quarter 2015
		·	Weaker oil and gas markets due to declining oil prices and associated decrease in energy exploration and production spend
		·	Lower distribution channel demand across both energy and industrial end markets

Second Quarter 2015 EBITDA	·	Expect EBITDA between break even and a loss of $15 million for the second quarter
		·	Negative impact from the weakness in the oil and gas market and associated industrial markets
		·	Unfavorable manufacturing impacts due to lower melt utilization and inventory reduction efforts
		·	Raw material spread to continue to negatively impact margin

Other	·	2015 capital spending to be between $80 million and $90 million; a reduction from prior guidance of $90 million and $100 million
	·	Maintain dividend at current levels (1)
	·	Repurchase of 2 million shares through 2016
	·	Expect favorable cash flow in second-quarter 2015 from working capital reductions

(1) Subject to Board approval
Source: TimkenSteel as of April 30, 2015

The company will host a conference call at 9 a.m. EDT on Friday, May 1, 2015, to discuss its financial performance with investors and analysts. The financial results and first-quarter 2015 earnings supporting information are available on our website at investors.timkensteel.com.

Conference Call Friday, May 1, 2015 9 a.m. EDT	Toll-free dial-in: 877-201-0168 International dial-in: 647-788-4901 Conference ID: 24348657
Conference Call Replay Available through May 15, 2015	Dial-in: 855-859-2056 or 404-537-3406 Replay passcode: 24348657
Live Webcast	investors.timkensteel.com

(1) Please see discussion of non-GAAP financial measures at the end of this press release.

NEWS RELEASE / Page 5

About TimkenSteel Corporation
TimkenSteel (NYSE:TMST, timkensteel.com) creates tailored steel products and services for demanding applications, helping customers push the bounds of what’s possible within their industries. The company reaches around the world in its customers’ products and leads North America in large alloy steel bars (6”+) and seamless mechanical tubing made of its special bar quality steel, as well as supply chain and steel services. Operating from six countries, TimkenSteel posted sales of $1.7 billion in 2014. Follow us on Twitter @TimkenSteel.

(1) Please see discussion of non-GAAP financial measures at the end of this press release.

NEWS RELEASE / Page 6

(1)NON-GAAP FINANCIAL MEASURES
TimkenSteel reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP") and corresponding metrics as non-GAAP financial measures. EBIT is defined as net income before interest expense and income taxes. EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the company's performance. It also is a useful reflection of the underlying growth from the ongoing activities of the business and provides improved comparability of results.
TimkenSteel was spun off from its former parent company, The Timken Company, effective as of June 30, 2014. For the period prior to the spinoff, the consolidated financial statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of The Timken Company. TimkenSteel’s consolidated financial statements include certain expenses of its former parent that were allocated to the steel business for certain functions, including general corporate expenses related to finance, legal, information technology, human resources, compliance, shared services, insurance, employee benefits and incentives and stock-based compensation. TimkenSteel considers the expense allocation methodology and results to be reasonable for all periods presented. However, these allocations may not be indicative of the actual expenses TimkenSteel would have incurred as an independent public company or of the costs it will incur in the future.
Adjusted EPS is defined as net income reduced for stand-alone costs reflected at a normal run rate divided by the weighted average shares outstanding including the dilutive effect of stock-based awards. Adjusted EBIT is defined as EBIT reduced for stand-alone costs reflected at a normal run-rate. Adjusted EBIT margin is defined as adjusted EBIT as a percentage of net sales. Management believes that reporting adjusted EPS, adjusted EBIT and adjusted EBIT margin is useful to investors as these measures are representative of the company's performance. They also better reflect the underlying growth from the ongoing activities of the business and provide an indication of the company’s performance as an independent public company.
See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three months ended March 31, 2015 and 2014. Non-GAAP financial measures should be viewed

NEWS RELEASE / Page 7

in addition to, and not as an alternative for, TimkenSteel's results prepared in accordance with GAAP. In addition, the non-GAAP measures TimkenSteel uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures TimkenSteel uses in the same way.
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This news release includes “forward-looking” statements within the meaning of the federal securities laws. You can generally identify the company’s forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “outlook,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “target,” “should” or “would” or other similar words, phrases or expressions that convey the uncertainty of future events or outcomes. The company cautions readers that actual results may differ materially from those expressed or implied in forward-looking statements made by or on behalf of the company due to a variety of factors, such as: the company’s ability to realize the expected benefits of the spinoff; the costs associated with being an independent public company, which may be higher than anticipated; deterioration in world economic conditions, or in economic conditions in any of the geographic regions in which the company conducts business, including additional adverse effects from global economic slowdown, terrorism or hostilities, including political risks associated with the potential instability of governments and legal systems in countries in which the company or its customers conduct business, and changes in currency valuations; the effects of fluctuations in customer demand on sales, product mix and prices in the industries in which the company operates, including the ability of the company to respond to rapid changes in customer demand, the effects of customer bankruptcies or liquidations, the impact of changes in industrial business cycles, and whether conditions of fair trade continue in U.S. markets; competitive factors, including changes in market penetration, increasing price competition by existing or new foreign and domestic competitors, the introduction of new products by existing and new competitors, and new technology that may impact the way the company’s products are sold or distributed; changes in operating costs, including the effect of changes in the company’s manufacturing processes, changes in costs associated with varying levels of operations and manufacturing capacity, availability of raw materials and energy, the company’s ability to mitigate the impact of fluctuations in raw materials and energy costs and the effectiveness of its surcharge mechanism, changes in the expected costs associated with product warranty claims, changes resulting from inventory management, cost reduction initiatives and different levels of customer demands, the effects of unplanned work stoppages, and changes in the cost of labor and benefits; the success of the company’s operating plans, announced programs, initiatives and capital investments (including the jumbo bloom vertical caster and advanced quench-and-temper facility), the ability to integrate acquired companies, the ability of acquired companies to achieve satisfactory operating results, including results being accretive to earnings, and the company’s ability to maintain appropriate relations with unions that represent its associates in certain locations in order to avoid disruptions of business; and changes in worldwide financial markets, including availability of financing and interest rates, which affect the company’s cost of funds and/or

NEWS RELEASE / Page 8

ability to raise capital, the company’s pension obligations and investment performance, and/or customer demand and the ability of customers to obtain financing to purchase the company’s products or equipment that contain its products, and the amount of any dividend declared by the company’s board of directors on its common shares.
Additional risks relating to the company’s business, the industries in which the company operates or the company’s common shares may be described from time to time in the company’s filings with the SEC. All of these risk factors are difficult to predict, are subject to material uncertainties that may affect actual results and may be beyond the company’s control.
Readers are cautioned that it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results and that the above list should not be considered to be a complete list. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

TimkenSteel Corporation
1835 Dueber Ave. S.W., GNE-14, Canton, OH 44706

Media Contact: Joe Milicia	Investor Contact: Tina Beskid
P 330.471.7760	P 330.471.5621
news@timkensteel.com	ir@timkensteel.com

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share data) (Unaudited)
	Three Months Ended March 31,
	2015	2014
Net sales	$388.7	$389.5
Cost of products sold	347.1	316.0
Gross Profit	41.6	73.5
Selling, general & administrative expenses (SG&A)	29.1	24.3
Impairment charges	0.4	—
Other expense (income), net	0.9	(1.6)
Earnings Before Interest and Taxes (EBIT) (1)	11.2	50.8

Interest expense	0.1	—
Income Before Income Taxes	11.1	50.8
Provision for income taxes	4.2	17.2
Net Income	$6.9	$33.6

Net Income per Common Share:
Basic earnings per share	$0.15	$0.73
Diluted earnings per share	$0.15	$0.73

Weighted average shares outstanding	44,769,679	45,729,624
Weighted average shares outstanding - assuming dilution	45,020,023	46,249,507

(1) EBIT is defined as net income before interest expense and income taxes. EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's performance.

Table Page 1

BUSINESS SEGMENTS
(Dollars in millions, except per ton data) (Unaudited)
	Three Months Ended March 31,
	2015	2014
Industrial & Mobile
Net sales	$233.5	$231.8
Earnings before interest and taxes (EBIT) (1)	4.5	27.3
EBIT Margin (1)	1.9%	11.8%
Shipments (in tons)	164,167	153,787
Average selling price per ton, including surcharges	$1,422	$1,507

Energy & Distribution
Net sales	$155.2	$157.7
Earnings before interest and taxes (EBIT) (1)	4.6	28.2
EBIT Margin (1)	3.0%	17.9%
Shipments (in tons)	106,935	96,086
Average selling price per ton, including surcharges	$1,451	$1,641

Unallocated (2)	$2.1	($4.7)

Consolidated
Net sales	$388.7	$389.5
Earnings before interest and taxes (EBIT) (1)	11.2	50.8
EBIT Margin (1)	2.9%	13.0%

(1) EBIT is defined as net income before interest expense and income taxes. EBIT Margin is EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the Company's performance.

(2) Unallocated are costs associated with strategy, corporate development, tax, treasury, legal, internal audit, LIFO and general administration expenses.

Table Page 2

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions) (Unaudited)	March 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$31.0	$34.5
Accounts receivable, net of allowances	166.7	167.1
Inventories, net	277.2	293.8
Deferred income taxes	20.3	20.3
Prepaid expenses	8.2	28.0
Other current assets	9.1	7.6
Total Current Assets	512.5	551.3
Property, Plant and Equipment, net	765.4	771.9
Pension assets	8.8	8.0
Intangible assets, net	33.0	30.3
Other non-current assets	2.5	2.6
Total Other Assets	44.3	40.9
Total Assets	$1,322.2	$1,364.1

LIABILITIES
Accounts payable, trade	$96.8	$120.2
Salaries, wages and benefits	27.6	49.1
Accrued pension and postretirement cost	17.8	17.8
Income taxes payable	—	0.3
Other current liabilities	26.8	38.1
Total Current Liabilities	169.0	225.5
Long-term debt	195.2	185.2
Accrued pension and postretirement cost	113.9	119.1
Deferred income taxes	82.3	75.1
Other non-current liabilities	9.6	11.1
Total Non-Current Liabilities	401.0	390.5
EQUITY
Additional paid-in capital	1,049.4	1,050.7
Retained earnings	30.0	29.4
Treasury shares	(35.5)	(34.7)
Accumulated other comprehensive loss	(291.7)	(297.3)
Total Equity	752.2	748.1
Total Liabilities and Equity	$1,322.2	$1,364.1

Table Page 3

Reconciliation of EBIT to GAAP Net Income:
This reconciliation is provided as additional relevant information about the Company's performance. Management believes EBIT is representative of the Company's performance and therefore useful to investors. Management also believes that it is appropriate to compare GAAP net income to EBIT.

(Dollars in millions) (Unaudited)
	Three Months Ended March 31,
	2015	2014
Net income	$6.9	$33.6

Provision for income taxes	4.2	17.2
Interest expense	0.1	—
Earnings Before Interest and Taxes (EBIT)	$11.2	$50.8

Table Page 4

Reconciliation of Total Debt to Net Debt and the Ratio of Total Debt and Net Debt to Capital:
This reconciliation is provided as additional relevant information about the Company's financial position. Capital, used for the ratio of total debt to capital and net debt to capital, is defined as total debt plus total equity. Management believes net debt is an important measure of the Company's financial position due to the amount of cash and cash equivalents.

(Dollars in millions) (Unaudited)
	March 31, 2015	December 31, 2014
Long-term debt	$195.2	$185.2
Less: Cash and cash equivalents	(31.0)	(34.5)
Net Debt	$164.2	$150.7

Total Equity	$752.2	$748.1

Ratio of Total Debt to Capital	20.6%	19.8%
Ratio of Net Debt to Capital	17.3%	16.1%

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
Management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.
(Dollars in millions) (Unaudited)
	Three Months Ended March 31,
	2015	2014
Net income	$6.9	$33.6
Depreciation and amortization	17.6	13.6
Working capital	(19.5)	(2.5)
Pension and postretirement	3.4	—
Other	6.2	0.7
Net Cash Provided by Operating Activities	14.6	45.4
Less: Capital expenditures	(17.9)	(33.0)
Free Cash Flow	($3.3)	$12.4

Table Page 5

Adjusted EBIT and Adjusted EBIT Margin Reconciliation:
Management believes that reporting adjusted EBIT and adjusted EBIT margin is useful to investors to give an indication of the Company's performance as an independent public company.
(Dollars in millions) (Unaudited)
	Three Months Ended March 31,
	2015	2014
Net Sales
Industrial & Mobile	$233.5	$231.8
Energy & Distribution	155.2	157.7
	$388.7	$389.5

Adjusted EBIT (3)
Industrial & Mobile EBIT	$4.5	$27.3
Incremental stand-alone costs	—	(3.1)
Adjusted Industrial & Mobile EBIT	$4.5	$24.2

Energy & Distribution EBIT	$4.6	$28.2
Incremental stand-alone costs	—	(3.1)
Adjusted Energy & Distribution EBIT	$4.6	$25.1

Unallocated	$2.1	($4.7)
Incremental stand-alone costs	—	0.5
Adjusted Unallocated	$2.1	($4.2)

Consolidated EBIT	$11.2	$50.8
Incremental stand-alone costs	—	(5.7)
Adjusted Consolidated EBIT	$11.2	$45.1

Adjusted EBIT Margin (3)
Industrial & Mobile	1.9%	10.4%
Energy & Distribution	3.0%	15.9%
Consolidated	2.9%	11.6%

(3) EBIT is defined as net income before interest expense and income taxes. Adjusted EBIT reflects EBIT adjusted for the impact of estimated incremental stand-alone costs. Adjusted EBIT Margin is defined as adjusted EBIT as a percentage of net sales.

Table Page 6

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) Reconciliation:
Management believes that reporting adjusted EBITDA is useful to investors to give an indication of the Company's performance as an independent public company.
(Dollars in millions) (Unaudited)
	Three Months Ended March 31,
	2015	2014
Adjusted Consolidated EBIT	$11.2	$45.1
Depreciation and amortization	17.6	13.6
Incremental depreciation and amortization	—	2.7
Total Depreciation and Amortization	$17.6	$16.3

Adjusted EBITDA (4)	$28.8	$61.4
% of net sales	7.4%	15.8%

(4) Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization adjusted for impact of estimated incremental depreciation and amortization.

Adjusted Net Income Reconciliation:
Management believes that reporting adjusted net income is useful to investors to give an indication of the Company's performance as an independent public company.
(Dollars and shares in millions, except per share data) (Unaudited)
	Three Months Ended March 31,
	2015	2014
Net Income	$6.9	$33.6
Incremental stand-alone costs, net of tax	—	(4.3)
Adjusted Net Income	$6.9	$29.3

Weighted Average Shares Outstanding - Assuming Dilution	45.0	46.2
Adjusted Diluted Earnings Per Share	$0.15	$0.63

Table Page 7